Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•	First quarter revenue of $454 million, up 23% year-over-year

•	First quarter GAAP net income of $73 million, or $0.40 per diluted share, up 2% year-over-year

•	First quarter non-GAAP net income* of $105 million, up 13% year-over-year, or $0.58 per diluted share, up 14% year-over-year

CAMBRIDGE, Mass. – May 1, 2014 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the first quarter ended March 31, 2014. Revenue for the first quarter of 2014 was $454 million, a 23% increase over first quarter 2013 revenue of $368 million.

“Our first quarter results demonstrated continued momentum across all our solution offerings and geographies, driven by traffic acceleration in Media Delivery Solutions and strong traction across our Security portfolio,” said Tom Leighton, CEO of Akamai.  “We believe that our unparalleled technology for optimizing and securing the delivery of online content and business applications, along with our continued investments across the business, enable us to provide more value to our customers than ever before.”

GAAP net income for the first quarter of 2014 was $73 million, or $0.40 per diluted share, a 9% decrease from the prior quarter's GAAP net income of $80 million, or $0.44 per diluted share, and a 2% increase over first quarter 2013 GAAP net income of $71 million, or $0.39 per diluted share.

Non-GAAP net income* for the first quarter of 2014 was $105 million, or $0.58 per diluted share, a 5% increase from the prior quarter's non-GAAP net income of $100 million, or $0.55 per diluted share, and a 13% increase over first quarter 2013 non-GAAP net income of $93 million, or $0.51 per diluted share.

Adjusted EBITDA* for the first quarter of 2014 was $204 million, an increase from the prior quarter's Adjusted EBITDA of $192 million, and up from $166 million in the first quarter of 2013. Adjusted EBITDA margin* for the first quarter of 2014 was 45%, up a percentage point from the prior quarter and consistent with the same period last year.

Cash from operations for the first quarter of 2014 was $89 million, or 20% of revenue. Reflecting the closing of the Prolexic acquisition and the issuance of convertible senior notes in February 2014, the Company had $1.4 billion of cash, cash equivalents and marketable securities at the end of the first quarter.

During the first quarter of 2014, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent approximately $116 million to repurchase 2.0 million shares of its common stock, at an average price of $58.77 per share. The Company had approximately 179 million shares of common stock outstanding as of March 31, 2014.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-510-0712 (or 1-617-597-5380 for international calls) and using passcode No. 65944812. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 15531734.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$248,726	$333,891
Marketable securities	449,404	340,005
Accounts receivable, net	301,954	271,988
Prepaid expenses and other current assets	89,198	62,096
Deferred income tax assets	38,018	21,734
Current assets	1,127,300	1,029,714
Property and equipment, net	503,601	450,287
Marketable securities	721,271	573,026
Goodwill and acquired intangible assets, net	1,208,401	834,797
Deferred income tax assets	2,476	2,325
Other assets	88,443	67,536
Total assets	$3,651,492	$2,957,685
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$192,154	$224,095
Other current liabilities	52,032	39,071
Current liabilities	244,186	263,166
Convertible senior notes	590,714	—
Other liabilities	104,447	65,088
Total liabilities	939,347	328,254
Stockholders' equity	2,712,145	2,629,431
Total liabilities and stockholders' equity	$3,651,492	$2,957,685

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Revenue	$453,502	$435,980	$368,046
Costs and operating expenses:
Cost of revenue (1) (2)	139,612	133,951	120,392
Research and development (1)	28,234	26,520	21,905
Sales and marketing (1)	81,065	82,054	62,690
General and administrative (1) (2)	76,161	71,853	55,380
Amortization of acquired intangible assets	6,848	4,894	6,060
Restructuring charges	735	952	431
Total costs and operating expenses	332,655	320,224	266,858
Income from operations	120,847	115,756	101,188
Interest income	1,639	1,534	1,608
Interest expense	(1,941)	—	—
Other expense, net	(881)	(395)	(132)
Income before provision for income taxes	119,664	116,895	102,664
Provision for income taxes	46,864	36,546	31,177
Net income	$72,800	$80,349	$71,487

Net income per share:
Basic	$0.41	$0.45	$0.40
Diluted	$0.40	$0.44	$0.39

Shares used in per share calculations:
Basic	178,705	178,758	177,899
Diluted	182,038	182,258	181,562

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2014	December 31, 2013		March 31, 2013
Cash flows from operating activities:
Net income	$72,800	$80,349		$71,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,516	49,976		42,375
Stock-based compensation	25,114	23,673		22,931
Provision for doubtful accounts	87	280		320
Excess tax benefits from stock-based compensation	(15,178)	(4,649)		(4,119)
Provision for deferred income taxes	1,660	27,343		—
Amortization of debt discount and issuance costs	1,941	—		—
Loss (gain) on disposal of property and equipment	215	429		(71)
Gain from divestiture of a business	—	—		(1,188)
Noncash portion of restructuring charges	—	781	—	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(18,137)	(15,863)		(28,355)
Prepaid expenses and other current assets	(20,961)	5,424		(11,447)
Accounts payable and accrued expenses	(22,511)	(3,197)		(4,528)
Deferred revenue	5,159	504		8,225
Other current liabilities	1,287	20		(111)
Other non-current assets and liabilities	4,031	6,662		(2,295)
Net cash provided by operating activities	89,023	171,732		93,224
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(386,647)	(3,237)		—
Purchases of property and equipment and capitalization of internal-use software costs	(84,006)	(62,335)		(60,829)
Purchases of short- and long-term marketable securities	(658,943)	(91,329)		(145,350)
Proceeds from sales and maturities of short- and long-term marketable securities	399,970	130,433		121,680
Proceeds from the sale of property and equipment	166	66		260
Other non-current assets and liabilities	(998)	(135)		—
Net cash used in investing activities	(730,458)	(26,537)		(84,239)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes	679,603	—		—
Proceeds from the issuance of warrants	77,970	—		—
Payment for bond hedge	(101,292)	—		—
Repayment of acquired debt and capital leases	(17,862)	—		—
Proceeds from the issuance of common stock under stock plans	44,329	9,289		10,364
Excess tax benefits from stock-based compensation	15,178	4,649		4,119
Employee taxes paid related to net share settlement of stock-based awards	(26,271)	(12,773)		(17,315)
Repurchases of common stock	(116,147)	(48,011)		(40,278)
Net cash provided by (used in) financing activities	555,508	(46,846)		(43,110)
Effects of exchange rate changes on cash and cash equivalents	762	527		(2,589)
Net (decrease) increase in cash and cash equivalents	(85,165)	98,876		(36,714)
Cash and cash equivalents at beginning of period	333,891	235,015		201,989
Cash and cash equivalents at end of period	$248,726	$333,891		$165,275

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND ADJUSTED EBITDA

	Three Months Ended
(in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$72,800	$80,349	$71,487
Amortization of acquired intangible assets	6,848	4,894	6,060
Stock-based compensation	25,114	23,673	22,931
Amortization of capitalized stock-based compensation	1,928	1,974	1,901
Acquisition-related costs	3,392	1,266	337
Restructuring charges	735	952	431
Gain from divestiture of a business	—	—	(1,188)
Amortization of debt discount and issuance costs	1,941	—	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(7,841)	(13,233)	(8,726)
Non-GAAP net income	104,917	99,875	93,233

Depreciation and amortization	44,740	43,108	34,414
Interest income	(1,639)	(1,534)	(1,608)
Other expense, net	881	395	132
Provision for GAAP income taxes	46,864	36,546	31,177
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	7,841	13,233	8,726
Adjusted EBITDA	$203,604	$191,623	$166,074

Adjusted EBITDA margin	45%	44%	45%

Non-GAAP net income per share:
Basic	$0.59	$0.56	$0.52
Diluted	$0.58	$0.55	$0.51

Shares used in non-GAAP per share calculations:
Basic	178,705	178,758	177,899
Diluted	182,038	182,258	181,562

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2014	December 31, 2013	March 31, 2013
Stock-based compensation:
Cost of revenue	$2,795	$2,637	$2,627
Research and development	4,477	4,653	4,369
Sales and marketing	10,532	10,012	9,431
General and administrative	7,310	6,371	6,504
Total stock-based compensation	$25,114	$23,673	$22,931

Depreciation and amortization:
Network-related depreciation	$36,665	$35,066	$28,920
Other depreciation and amortization	8,075	8,042	5,494
Depreciation of property and equipment	44,740	43,108	34,414
Capitalized stock-based compensation amortization	1,928	1,974	1,901
Amortization of acquired intangible assets	6,848	4,894	6,060
Total depreciation and amortization	$53,516	$49,976	$42,375

Capital expenditures:
Purchases of property and equipment	$59,283	$42,751	$46,478
Capitalized internal-use software	24,701	20,118	16,998
Capitalized stock-based compensation	3,784	3,073	2,938
Capitalized interest expense	237	—	—
Total capital expenditures*	$88,005	$65,942	$66,414

Net increase (decrease) in cash, cash equivalents and marketable securities	$172,479	$60,403	$(12,806)

End of period statistics:
Number of employees	4,290	3,908	3,207
Number of deployed servers	149,533	147,468	132,442

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Akamai's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai’s employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai’s current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai’s core business performance and to be consistent with the way the investors evaluate its performance and comparison of its operating results to peer companies.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai’s initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from non-GAAP financial measures to provide a useful comparison of Akamai’s operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of its acquisition transactions.

•
Gains and other activity related to divestiture of a business – Akamai recognized a gain and other activity related to the divestiture of Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business from non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai’s core business operations.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – Akamai issued $690.0 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Income tax-effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition-related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690.0 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition-related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.